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                                                                      EXHIBIT 99


REVOCABLE PROXY

                    FIDELITY FEDERAL SAVINGS BANK OF FLORIDA
                        SPECIAL MEETING OF SHAREHOLDERS
                             _______________, 1997

     The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Bank which the undersigned is entitled to vote at the Special Meeting of Shareholders ("Special Meeting") to be held at the __________________________,
__________________, ___________, Florida, on ______________, 1997, at _____
__.m. local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                      FOR  AGAINST  ABSTAIN
                                                      ---  -------  -------
1.    The approval of an Agreement and Plan of        [_]    [_]      [_]
      Reorganization (the "Plan of Reorganization")
      providing for the establishment of Fidelity
      Bankshares, Inc. (the "Stock Holding
      Company") as a stock holding company
      parent of the Bank which stock holding
      company will be majority-owned by Fidelity
      Bankshares, M.H.C. (the "Mutual Holding
      Company"), the Bank's mutual holding
      company.  Pursuant to the Plan of
      Reorganization:  (i) the Bank will become a
      wholly-owned subsidiary of the Stock Holding
      Company which will become a majority-
      owned subsidiary of the Mutual Holding
      Company, and (ii) each outstanding share of
      common stock, par value $1.00 per share, of
      the Bank will be converted into one share of
      common stock, par value $.10 per share, of
      the Stock Holding Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Bank at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Bank at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from the Bank prior to the execution of this proxy of notice of the Annual Meeting, and a Prospectus/Proxy Statement dated ___________, 1997.


Dated: _________________, 1997    [_] Check Box if You Plan
                                     to Attend the Special Meeting


__________________________        __________________________________
PRINT NAME OF STOCKHOLDER         PRINT NAME OF STOCKHOLDER


__________________________        __________________________________
SIGNATURE OF STOCKHOLDER          SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

________________________________________________________________________________

           PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY
                   IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

________________________________________________________________________________